UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Karman Holdings Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Annual Meeting of Stockholders & Proxy Statement

KARMAN
SPACE & DEFENSE

Karman Space & Defense
combines expert analysis
and unmatched engineering
discipline with integrated
manufacturing systems to
render the impossible, possible.

Impossible Ends **Here**

5351 Argosy Avenue, Huntington Beach, CA 92649

Notice of Annual Meeting of Stockholders
Date:
April 29, 2026
Time:
9:00 a.m., Pacific Time
Place:
www.virtualshareholder
meeting.com/KRMN2026
Your vote
is important
Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee, and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.
Dear Stockholders:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Karman Holdings Inc., a Delaware corporation. The Annual Meeting will be exclusively held virtually via live webcast at www.virtualshareholdermeeting.com/KRMN2026 (the “Karman Meeting Website”) on Wednesday, April 29, 2026 at 9:00 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will take place to address the purposes outlined in the accompanying materials.

1
To elect two nominees for Class I directors to our board of directors (the “Board”): Mary Petryszyn and Stephen Twitty, each to hold office until our annual meeting of stockholders in 2029 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal; and

2	To conduct any other business properly brought before the Annual Meeting.

A printed copy of our proxy materials, including a proxy card, the proxy statement for the Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Annual Report”), is being mailed to our stockholders on or about April 8, 2026 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April 8, 2026. The proxy materials provide instructions on how to vote online or by telephone. The Proxy Statement and our 2025 Annual Report can also be accessed directly at www.proxyvote.com using the control number located on your proxy card, or in the instructions that accompanied the proxy materials.
The Annual Meeting will be held solely via live webcast on the Karman Meeting Website and you will not be able to be physically present at the Annual Meeting. You will be able to participate virtually, vote your shares of Karman common stock electronically, and submit questions online during the Annual Meeting by logging on to the Karman Meeting Website using the 16-digit control number included on your proxy card or vote instruction form you previously received and following the directions on the Karman Meeting Website. If you are not eligible to participate in the Annual Meeting, you may listen to a webcast of the Annual Meeting by logging on to the Karman Meeting Website as a guest. If you are not a stockholder as of the record date, you will not be able to ask questions or vote at the Annual Meeting. We encourage you to log on 15 minutes prior to the start time of the Annual Meeting. If you have difficulty accessing the Annual Meeting through the Karman Meeting Website, please call the technical support number provided.

Our Board has fixed the close of business on March 5, 2026 as the record date for the Annual Meeting. Only holders of record of shares of our common stock as of the close of business on March 5, 2026 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board,
/s/ Susan Bridgman
Corporate Secretary
April 8, 2026
Huntington Beach, California

Proxy Summary
Annual Meeting Details

Date & Time Wednesday, April 29, 2026 9:00 a.m. Pacific time	Location Virtually via live webcast on the internet at www.virtualshareholdermeeting.com/KRMN2026	Record Date March 5, 2026
Only shareholders of record as of the close of business on the record date are entitled to vote at the Annual Meeting. Proxy materials are first being sent or made available to shareholders on April 8, 2026.

Proposal		Recommendation of the Board	Page #
1	Election of Class I director nominees to our Board	FOR each nominee	9

Ways to Vote
For more detailed information, see the section entitled “How can I vote?” on page 6.

Online You may vote online prior to the Annual Meeting by visiting www.proxyvote.com	By Phone If you received a proxy card by mail, by dialing (via touch-tone telephone) the toll-free phone number on your proxy card under “Vote by Phone” and following the instructions	By Mail You may vote by mail via Proxy	During the Meeting You may vote during the Annual Meeting by following the instructions available on the meeting website

Karman Holdings Inc. 1 2026 Proxy Statement

Karman Holdings Inc. 5351 Argosy Avenue Huntington Beach, CA 92649

Proxy Statement for the 2026
Annual Meeting of Stockholders
To Be Held at 9:00 a.m., Pacific Time, on Wednesday April 29, 2026
Our Board is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of Karman Holdings Inc. (“Karman”), a Delaware corporation, for the purposes set forth in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be exclusively held virtually via live webcast on the internet on Wednesday, April 29, 2026 at 9:00 a.m., Pacific Time. Beginning on or about April 8, 2026, the Company mailed the Notice of Annual Meeting of Stockholders, our Proxy Statement and form of proxy card for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on March 5, 2026 (the “Record Date”), you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/KRMN2026 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, unless the context otherwise requires, the “Company,” “our Company,” “Karman,” “we,” “us” and “our” refer to Karman Holdings Inc. and its consolidated subsidiaries and the board of directors of Karman as “our Board of Directors” or “our “Board”. The 2025 Annual Report accompanies this Proxy Statement.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained elsewhere in this Proxy Statement.
You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Karman Holdings Inc. 2 2026 Proxy Statement

Questions and Answers About the
Annual Meeting
What are proxy materials?
As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. A Proxy Statement is a document that includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares at the Annual Meeting. The proxy materials for the Annual Meeting include a proxy card, the Proxy Statement and the 2025 Annual Report. The accompanying proxy is delivered and solicited on behalf of the Board of Karman in connection with the Annual Meeting, which will be exclusively held virtually via live webcast on the internet at www.virtualshareholdermeeting.com/KRMN2026 on April 29, 2026 at 9:00 a.m., Pacific Time.
Will I receive proxy materials by mail?
Beginning on or about April 8, 2026, the Company mailed the Notice of Annual Meeting of Stockholders, our Proxy Statement and form proxy card for the Annual Meeting and the 2025 Annual Report. The Company’s Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.
What am I voting on?
There is one matter scheduled for a vote at the Annual Meeting:

1
Election of Mary Petryszyn and Stephen Twitty to our Board, each as a Class I and hold office until our annual meeting of stockholders in 2029 and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal.

How does the Board recommend I vote on this proposal?
Our Board recommends a vote “FOR” the election of each of Mary Petryszyn and Stephen Twitty to our Board, each as a Class I director
How many votes are needed for approval of the proposal?
The voting requirements for the proposal being voted on at the Annual Meeting, as well as the effect of votes withheld, abstentions, and broker non-votes, if any, are as follows:
•
Proposal One: Election of Class I directors to our Board requires a plurality of the votes properly cast for the applicable nominee to be elected. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may vote “For” or “Withhold” on each of the nominees on this proposal. Proposal One is considered to be a “non-routine” matter under the rules of the New York Stock Exchange (the “NYSE”), meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.” Shares voting “Withhold” and broker non-votes will have no effect on the outcome of the vote on this proposal.

Karman Holdings Inc. 3 2026 Proxy Statement

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board:
•	“FOR” the election of Mary Petryszyn and Stephen Twitty to our Board, each as a Class I director
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
If you are a beneficial owner of shares held in an account with a brokerage firm, bank, or other nominee (or in “street name”) and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your brokerage firm, bank, or other nominee may still be able to vote your shares in its discretion. Under the rules of the NYSE, brokerage firms, banks, and other nominees that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a brokerage firm, bank, or other nominee has not received voting instructions from the beneficial owner of the shares and the brokerage firm, bank, or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposal One is considered to be “non-routine” under NYSE rules, meaning that your brokerage firm, bank, or other nominee may not vote your shares on the proposal in the absence of your voting instructions, which would result in a “broker non-vote.”
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee as to how to vote his or her shares on matters considered to be “non-routine” under NYSE rules, the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal One is a “non-routine” matter under NYSE rules and, therefore, broker non-votes may occur in connection with Proposal One.
What is a quorum?
A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws (our “Bylaws”) and Delaware law.
A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. As of the Record Date, there were 132,526,299 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted as shares present for purposes of the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date.

Karman Holdings Inc. 4 2026 Proxy Statement

What if another matter is properly brought before the Annual Meeting?
Our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting online via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/KRMN2026 by logging in with your control number. The meeting will start at 9:00 a.m., Pacific Time, on Wednesday, April 29, 2026. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
YOUR VOTE Enhances transparency and promotes corporate accountability.
In order to enter the Annual Meeting live webcast, you will need your control number, which is located on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/KRMN2026.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/KRMN2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting, subject to time constraints.

What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians available to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that is available online at www.virtualshareholdermeeting.com/KRMN2026.
Why are you holding a virtual meeting?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 132,526,299 shares of common stock outstanding and entitled to vote.

Karman Holdings Inc. 5 2026 Proxy Statement

Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your brokerage firm, bank, or other nominee. Many brokerage firms, banks, and other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with the proxy materials, or contact your nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/KRMN2026.
How many votes do I have?
Each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date. The holders of the shares of our common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.
How can I vote?
Your voting options depend on how you hold your shares.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•
To vote online in advance of the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Votes through the internet must be received by 11:59 p.m., Eastern Time, on April 28, 2026 to be counted.

•
To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number located on your proxy card, or in the instructions that accompanied the proxy materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on April 28, 2026 to be counted.

•
To vote using a printed proxy card in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card by 11:59 p.m., Eastern Time, on April 28, 2026, we will vote your shares as directed.

Karman Holdings Inc. 6 2026 Proxy Statement

•
To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/KRMN2026, starting at 9:00 a.m., Pacific Time, on Wednesday, April 29, 2026. You will need to enter the control number located on your proxy card, or in the instructions that accompanied the proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a proxy card containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described in the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
Can I change my vote or revoke my proxy after submitting a proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•	Submit another properly completed proxy card with a later date;
•	Grant a subsequent proxy by telephone or through the Internet;
•	Send a timely written notice that you are revoking your proxy to our Corporate Secretary via email at corporate.secretary@karman-sd.com; or
•
Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K with the SEC to publish the preliminary results within four business days after the Annual Meeting and, within four business days after the final results are known to us, file an amendment to the Current Report on Form 8-K with the SEC to publish the final results.

Karman Holdings Inc. 7 2026 Proxy Statement

Who is paying for this proxy solicitation?
We are paying for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Requirements for stockholder proposals to be considered for inclusion in the proxy materials
To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in writing by December 9, 2026, to our Corporate Secretary at Karman Holdings Inc., 5351 Argosy Ave, Huntington Beach, CA 92649, Attention: Corporate Secretary.
Requirements for stockholder proposals to be brought before the annual meeting
Our Bylaws provide that, for stockholder proposals not included in next year’s proxy materials to be considered at an annual meeting, stockholders must provide timely advance written notice thereof to our Corporate Secretary at Karman Holdings Inc., 5351 Argosy Ave, Huntington Beach, CA 92649, Attention: Corporate Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2027 annual meeting of stockholders must be received by our Corporate Secretary in writing not later than the close of business on January 29, 2027 nor earlier than the close of business on December 30, 2026. However, if our 2027 annual meeting of stockholders is not held between March 30, 2027 and July 8, 2027, the notice must be received no earlier than the close of business of the 120th day prior to the date of the 2027 annual meeting of stockholders and not later than the close of business of the later of (A) the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made or (B) the 90th day prior to the date of the annual meeting. Any such notice to the Corporate Secretary must include the information required by our Bylaws.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must satisfy the foregoing requirements under our Bylaws and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than the close of business on January 29, 2027.

Karman Holdings Inc. 8 2026 Proxy Statement

Proposal One:
Elections of Directors
Number of Directors; Board Structure
Our Board consists of seven directors. Our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Our directors are divided into the three classes as follows:
•	the Class I directors are Mary Petryszyn and Stephen Twitty, whose terms will expire at the Annual Meeting;
•	the Class II directors are Matthew Alty and Tony Koblinski, whose terms will expire at the annual meeting of stockholders to be held in 2027; and
•	the Class III directors are David Stinnett, John Hamilton and Brian Raduenz, whose terms will expire at the annual meeting of stockholders to be held in 2028.
Each director’s term will continue until the election and qualification of their successor, or their earlier death, resignation or removal.
Nominees
At the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Mary Petryszyn and Stephen Twitty for re-election as Class I directors at the Annual Meeting. If re-elected, each of Ms. Petryszyn and Mr. Twitty will serve as a Class I director until the annual meeting of stockholders to be held in 2029 and until their successor is elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is a current Class I director and member of our Board. For information concerning the nominees, see the section titled “Information Regarding Director Nominees and Current Directors.”
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual meeting, the persons named as proxies may vote for a substitute nominee proposed by our Board. Alternatively, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill a vacancy at a later date or reduce the size of our Board. Our management has no reason to believe that any of the nominees will be unwilling or unable to serve if re-elected as a director.
VOTE
Our Board recommends a vote “FOR” the election of Mary Petryszyn and Stephen Twitty to our Board, each as a Class I Director.
Vote Required
Directors are elected by a plurality of the votes properly cast at the Annual Meeting. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. If nominees are unopposed, election requires only a single “FOR” vote or more. Any shares voting “WITHHOLD” will have no effect on the outcome of the election of the nominees. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

Karman Holdings Inc. 9 2026 Proxy Statement

Information Regarding Director Nominees and Current Directors
The following table sets forth, for the Class I director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of the date hereof:

Name	Age	Independent	Position	Committee
Class I director nominees for election at the Annual Meeting
Mary Petryszyn	64	X	Director	AC CC
Stephen Twitty	61	X	Director	AC
Class II directors continuing in office until the annual meeting of stockholders to be held in 2027
Tony Koblinski	66		Director
Matthew Alty	47	X	Director	NCGC
Class III directors continuing in office until the annual meeting of stockholders to be held in 2028
David Stinnett	43	X	Chairman	CC* NCGC*
John Hamilton	30	X	Director	AC CC NCGC
Brian Raduenz	60	X	Director	AC* CC

AC is the Audit Committee
CC is the Compensation Committee
NCGC is the Nominating and Corporate Governance Committee
*	denotes chair

Karman Holdings Inc. 10 2026 Proxy Statement

Nominees for Election at the Annual Meeting

Ms. Petryszyn has served on our Board since May 2025. From 2019 until her retirement in 2023, Ms. Petryszyn served as the Corporate Vice President and President of Defense systems for Northrop Grumman Corporation (a publicly-traded aerospace and defense technology company). During her tenure at Northrop Grumman Corporation, her roles also included Sector Vice President and General Manager of the Land and Avionics C4ISR division and Vice President of Global Strategy and Mission Solutions. Ms. Petryszyn’s extensive global experience in government and defense markets also includes previous leadership roles at Singer-Link, Hughes Aircraft Company, and Raytheon. Ms. Petryszyn holds a B.S. degree in electrical and computer engineering from Clarkson University and a master’s degree in computer engineering from Syracuse University.
Ms. Petryszyn has served on the board of directors of Melrose Industries PLC (a publicly-traded, British aerospace manufacturing company) since 2026; on the board of directors of Saab Inc. (a global military defense to civil security privately-held U.S.-based company, which is a subsidiary of Saab AB (SAAB-B.S.T), a Swedish aerospace and defense company, operating under a Special Security Agreement (SSA) with the U.S. government) since 2023; and on the board of directors at Woodward, Inc. (a publicly-traded designer, manufacturer, and service provider of energy conversion and control solutions for the aerospace and industrial markets) since 2023.
We believe Ms. Petryszyn’s extensive experience in defense systems technology, leadership in the government and defense markets, as well as her experience in profit and loss management, operations, mergers and acquisitions and technology and engineering, provides valuable insight and experience to our Board.

Mary Petryszyn Board Member Age: 64 Director Since: 2025

Karman Holdings Inc. 11 2026 Proxy Statement

Mr. Twitty has served on our Board since February 2025. Mr. Twitty is the founder and president of Twitty and Associates LLC (a consulting firm specializing in strategic and operational planning), which he began in 2020. Mr. Twitty has served as a Limited Partner at The Veteran Fund (a private venture capital fund) since 2024. Mr. Twitty has also served as the senior executive lead and board advisor for U.S. training operations at Valiant Integrated Services, (a privately-held defense services company) and a senior business consultant at Ernst & Young, LLP (big four accounting firm), since 2020. Mr. Twitty retired from the U.S. Army as a Lieutenant General with 40 years of distinguished military service. In his final assignment in the military, Mr. Twitty served as the Deputy Commander of the U.S. European Command in Stuttgart, Germany.
Mr. Twitty currently serves on the board of directors of Palladyne AI Corp. (a publicly-traded defense technology / artificial intelligence company) since 2025; Meroxa (a privately-held technology company) since 2025; and Weibel Scientific (a privately-held defense technology company) since 2024. Mr. Twitty also served as Chairman of the board of directors at Nusura (a privately-held technology company) from 2023 until 2024.
Mr. Twitty has served as a board advisor at Raft, Inc. (a privately-held technology company) since 2024; Forward Edge AI (a privately-held artificial intelligence company) since 2022; Hypergiant (a privately-held technology company) since 2021; Dataminr (a privately-held technology company) since 2020; and Sarcos Robotics (a privately-held robotics company) from 2020 until 2025.
Mr. Twitty holds a master’s degree in administration from Central Michigan University, a master’s degree in National Security Strategy from the National Defense University, and a bachelor’s degree in criminal justice from South Carolina State University. He is a Distinguished Fellow at the Center for European Policy Analysis (CEPA). Mr. Twitty is a member of the Council on Foreign Relations.
We believe Mr. Twitty is qualified to serve on our Board due to his extensive experience serving on the boards of defense and technology companies, combined with his deep expertise in the defense industry.

Stephen Twitty Board Member Age: 61 Director Since: 2025

Karman Holdings Inc. 12 2026 Proxy Statement

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2027

Mr. Koblinski served as the Chief Executive Officer of Karman from 2021 until March 23, 2026 and has served on our Board since February 2025. He was responsible for defining the Company’s vision and leading the strategic direction and growth of the Company. Mr. Koblinski has over 25 years of experience in building integrated systems and processes, which has enabled Karman to exceed customer expectations. Mr. Koblinski previously served as President and Chief Executive Officer of Madison-Kipp Corporation (a privately-held motor vehicle manufacturing company) from September 2011 to November 2020. Before joining Madison-Kipp, he served as the National Vice President of Homebuilding Operations at Pulte Homes in 2007. Additionally, he served as Vice President of Operations for Bombardier Recreational Products in 2002. Mr. Koblinski began his career as Plant Manager for Saturn Corporation where he rose to Executive Director of Production Control at General Motors in 1998.
Mr. Koblinski received a Master of Business Administration—Operations from the University of Michigan in 1985. Additionally, he received his Bachelor of Science in Business Administration from Central Michigan University in 1982.
We believe Mr. Koblinski is qualified to serve on our Board due to extensive executive leadership experience, including serving as Karman’s Chief Executive Officer from 2021 until his retirement in March of 2026, combined with over 25 years of experience in building integrated systems and processes across the automotive, recreational products, homebuilding, and manufacturing industries.

Tony Koblinski Board Member Age: 66 Director Since: 2025

Mr. Alty has served on our Board since February 2025. Since 2020, Mr. Alty has served as the Chief Executive Officer of Vitesse Systems (a privately-owned company and supplier of antenna and thermal management solutions used in radar, electronic warfare and data transmission applications), where prior to that he served as Vitesse Systems’ Chief Operating Officer from 2015 to 2020. In his roles at Vitesse Systems, Mr. Alty oversaw the operational integration of nine acquisitions to create the largest aerospace accredited surface finishing business in North America. Before joining Vitesse Systems, Mr. Alty acted as a Vice President at Bodycote PLC (a provider of heat treatment and specialist metallurgical technologies) where he was responsible for its global surface technology business, comprising 11 businesses across five countries. In addition to Karman, Mr. Alty currently serves as a non-executive director on the board of Robinson Helicopter Company, Inc. (a private American helicopter manufacturer).
Mr. Alty completed his Masters of Business Administration in Organizational Leadership from Loyola Marymount University in 2012. He graduated from the University of Liverpool in 2002 with a Bachelor of Science in Metallurgy & Materials Science.
We believe Mr. Alty is qualified to serve on our Board due to his over 20 years of executive level experience managing technology intensive businesses in the Aerospace & Defense sector, and his extensive background in strategic planning, operations management, sales and marketing, and business development.

Matthew Alty Board Member Age: 47 Director Since: 2025

Karman Holdings Inc. 13 2026 Proxy Statement

Directors Continuing in Office Until the Annual Meeting of Stockholders to Be Held in 2028

Mr. Stinnett has served on our Board since August 2020. Mr. Stinnett is a Partner at Trive Capital, a firm he joined at inception in 2012 and serves on the firm’s investment committee. At Trive, David focuses on investments in the aerospace, defense, government services and industrial technology sectors. He is currently a member of the board of directors of Vitesse Systems, Robinson Helicopter Company (a helicopter manufacturer), Accelint (defense technology company specializing in artificial intelligence), Field Aerospace (private aviation and defense company specializing in the design, integration, modification and maintenance of specialized mission aircraft), Hera Technologies, LLC (private provider of advanced thermal protection systems and integrated structures) and Kittyhawk, Inc. (leading provider of hot isostatic pressing services). His previous investments include AEVEX Aerospace, Valence Surface Technologies, NxEdge and Systems Innovation Engineering. Prior to joining Trive, Mr. Stinnett held investment team positions with Insight Equity and Pamlico Capital, where he was involved in deal execution and operations for investments in the technology and tech-enabled services sectors. David began his career in investment banking, focused on aerospace and defense mergers and acquisitions. Mr. Stinnett graduated from Vanderbilt University where he earned a BA in both Economics and Philosophy, magna cum laude.
We believe Mr. Stinnett’s extensive experience in investments in aerospace and defense industry as well as his service on various private company boards provides the Board with valuable expertise and insight.

David Stinnett Board Member Age: 43 Director Since: 2020

Mr. Hamilton has served on our Board since February 2025. John is a Partner at Varo Capital (private investment firm focused on the industrial technology market). At Varo Capital, John leads the firm’s investment activities across the industrial technology market, including identifying, sourcing and evaluating new opportunities and working collaboratively with management teams to execute on organic and inorganic growth strategies. Prior to founding Varo in 2025, John was a Vice President at Trive Capital since 2020, where he focused on the firm’s investments in the aerospace, defense, government services, semiconductor and industrial technology sectors. His responsibilities as a Vice President at Trive further included identifying and evaluating investment opportunities, performing transaction due diligence, and working with management teams to implement growth strategies. John previously served on the board of directors of Accelint (a privately-held engineering company specializing in solutions that improve affordability and mission readiness for complex defense systems), Independent Forgings & Alloys (a private integrated manufacturer of complex, multi-step forgings with a focus on advanced alloys and the hot sections of commercial aero engines and military defense systems) and Systems Innovation Engineering (a privately-held engineering company specializing in solutions that improve affordability and mission readiness for complex defense systems). Prior to joining Trive, John was an Analyst at Moelis & Company from 2018 to 2020 where he focused on mergers and acquisitions.
Mr. Hamilton graduated from Southern Methodist University where he earned a BBA in Finance.
We believe Mr. Hamilton’s extensive knowledge of aerospace, defense, government services and industrial technology sectors provides valuable insight to our Board.

John Hamilton Board Member Age: 30 Director Since: 2025

Karman Holdings Inc. 14 2026 Proxy Statement

Mr. Raduenz has served on our Board since February 2025. Mr. Raduenz is the Founder and Executive Chairman of AEVEX Aerospace, a provider of advanced next-generation technologies for modern military applications, since 2018. Mr. Raduenz served as Chief Executive Officer of AEVEX and its predecessor company, Merlin Global Services, a leading provider of flight operations, aircraft maintenance, and aviation training support to the DoD intelligence community, from 2014 through November 2025, after previously serving as Senior Vice President for Programs and Business Development at Merlin from 2008 to 2014. From 2008 to 2025, Mr. Raduenz led the company through significant organic growth and infrastructure development, and was responsible for overall strategy, operations, and financial performance of the business, including multiple acquisitions and the integration of those companies into AEVEX.
Prior to his career in the private sector, Mr. Raduenz served 20 years in the U.S. Air Force, retiring as a Lieutenant Colonel. During his tenure with the U.S. Air Force, Mr. Raduenz commanded and supported the U.S. military’s early operational employment of remotely piloted aircraft (“RPA”) and managed a variety of manned and unmanned Intelligence, Surveillance and Reconnaissance and kinetic strike acquisition programs. During his first of two tours in Washington, D.C., Mr. Raduenz was responsible for Pentagon pre and post 9/11 oversight of RPA budgets. He later served as Director of White House Presidential Contingency Programs under President George W. Bush. Mr. Raduenz’s final decade in the Air Force focused on leading government oversight of MQ-1 Predator and MQ-9 Reaper production, development, and sustainment. His military awards include the Major General Kelly Burke Award the Secretary of the Air Force Award for Innovation, the Secretary of the Air Force Officer of the Year, and the Air Force Outstanding Senior Engineer of the Year.
Mr. Raduenz received his Air Force Commission and a Bachelor of Science in Electrical Engineering from the U.S. Air Force Academy. He also holds a Master of Science in Electrical Engineering from the Air Force Institute of Technology (“AFIT”), and a Master of Science in Military Studies from Air University. His research on digital signal processing and fast Fourier transform implementations has been published in Computers & Mathematics with Applications and in his AFIT thesis focused on digital signal processing using lapped transforms with variable parameter windows and orthonormal bases.
We believe Mr. Raduenz extensive experience in the defense industry having served in senior leadership roles as well as his experience in the U.S Air Force provides valuable insight and expertise to the Board.

Brian Raduenz Board Member Age: 60 Director Since: 2025

Karman Holdings Inc. 15 2026 Proxy Statement

Information Regarding the Board and
Corporate Governance
Committees of Our Board
The standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may, from time to time, establish additional committees taking into account the recommendations of the Nominating and Corporate Governance Committee.
Our Board has extensive involvement in the oversight of risk management related to us and our business. Our chief executive officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Our Corporate Governance Guidelines provide that the Board has the authority to decide whether it is best for the Company at a given point in time for the positions of the Chairman and Chief Executive Officer to be separate or combined. Currently, our Board believes that the roles of Chairman and Chief Executive Officer should be separate and the Chairman of the Board should be an independent director as this structure enables our independent Chairman to oversee the governance of the Company, while allowing our Chief Executive Officer to focus on leading the Company’s business. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.
Audit Committee
Our Audit Committee was established pursuant to Section 3(a)(58)(A) of the Exchange Act and consists of Brian Raduenz, who serves as the chair, John Hamilton, Stephen Twitty and Mary Petryszyn, each of whom qualifies as an independent director under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that each of Messrs. Hamilton, Raduenz and Twitty qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•	accounting, financial reporting, and disclosure processes;
•	the adequacy and soundness of systems of disclosure and internal control established by management;
•	the quality and integrity of our financial statements and related notes thereto and the annual independent audit of our financial statements;
•	our independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function and independent registered public accounting firm;
•	our compliance with legal and regulatory requirements in connection with the foregoing;
•	our compliance with our Code of Conduct;
•	our overall risk management profile; and
•	preparing the audit committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Karman Holdings Inc. 16 2026 Proxy Statement

During the fiscal year ended December 31, 2025, our Audit Committee held four meetings (including regularly scheduled and special meetings).
Our Board has adopted a written charter for the Audit Committee, which is available on our website.
Compensation Committee
We have a Compensation Committee, consisting of David Stinnett, who serves as the chair, John Hamilton, Brian Raduenz and Mary Petryszyn.
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
•
the establishment, maintenance and administration of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to our long-term success;

•	setting our compensation program and compensation of our executive officers, directors and key personnel;
•	monitoring our incentive compensation and equity-based compensation plans;
•	succession planning for our executive officers, directors, and key personnel;
•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and
•	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
During the fiscal year ended December 31, 2025, our Compensation Committee held two formal meetings (including regularly scheduled and special meetings); however our Compensation Committee held several working sessions to discuss relevant matters of the Compensation Committee.
Our Board has adopted a written charter for the Compensation Committee, which is available on our website.
Nominating and Corporate Governance Committee
We have a Nominating and Corporate Governance Committee, consisting of David Stinnett, who serves as the chair, Matthew Alty and John Hamilton.
The purpose of the Nominating and Governance Committee is to:
•
review and make recommendations to the full Board regarding the structure and composition of the Board and its committees, including identifying qualified Director nominees consistent with criteria approved by the Board;

•	recommend to our Board the persons to be nominated by our Board for election as directors at any meeting of stockholders;
•	recommend to our Board the members of our Board to serve on the various committees of our Board;
•	develop and recommend to our Board a set of corporate governance guidelines and assist our Board in complying with them;
•	oversee the evaluation of our Board, our Board committees, and management.
During the fiscal year ended December 31, 2025, our Nominating and Corporate Governance Committee held four meetings (including regularly scheduled and special meetings).
Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website.

Karman Holdings Inc. 17 2026 Proxy Statement

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
We have entered into certain indemnification agreements with our directors and are party to certain transactions with our stockholders described in “Certain Relationships and Related Party Transactions-Indemnification of Officers and Directors,” and “Certain Relationships and Related Party Transactions-Registration Rights Agreement”.
Director Independence
Pursuant to the corporate governance listing standards of the NYSE, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our Board has affirmatively determined that each of our directors, other than Mr. Koblinski, qualifies as “independent” in accordance with the rules. In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through directors’ questionnaires).
Background and Experience of Directors
When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
In evaluating director candidates, we consider, and will continue to consider in the future, factors including, personal and professional character, integrity, ethics and values, experience in corporate management, risk management, corporate finance and treasury, cybersecurity, strategic planning, M&A, social policy concerns, judgment, potential conflicts of interest, marketing & branding, U.S. government contracts, experience in industries of missile technology and space launch technology, practical and mature business judgment, and any other relevant qualifications, attributes, or skills.
Meetings of the Board and Stockholders
Our business and affairs are managed by our management under the direction of our Board. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board held 4 meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2025. Our Audit Committee and Nominating and Corporate Governance Committee each held four meetings and our Compensation Committee held two formal meetings; however our Compensation Committee held several informal working sessions to discuss relevant matters of the Compensation Committee. For the fiscal year ended December 31, 2025, each director attended at least 90% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the period that he or she served. We encourage our directors to attend our annual meetings of stockholders.

Karman Holdings Inc. 18 2026 Proxy Statement

As required under applicable NYSE listing standards, our non-management directors also meet in regularly scheduled executive sessions at which only non-management directors are present. During the fiscal year ended December 31, 2025, our non-management directors met in executive session four times.
Stockholder Recommendations for Nominations to the Board
Our Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. A stockholder that wishes to recommend a candidate for election to our Board may send a letter directed to our Corporate Secretary at Karman Holdings Inc., 5351 Argosy Avenue Huntington Beach, CA 92649, Attention: Corporate Secretary. The letter must include, among other things, the candidate’s name, business and residence addresses, biographical data, and the number of Karman shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board is set forth in our Bylaws and corporate governance guidelines.
Stockholder Communications with the Board
Our Board provides to every stockholder the ability to communicate with our Board, as a whole, and with individual directors on our Board through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders may send such communication to the attention of our Company’s Corporate Secretary via email to corporate.secretary@karman-sd.com or via U.S. Mail or Expedited Delivery Service to Karman Holdings Inc., 5351 Argosy Avenue Huntington Beach, CA 92649, Attn: Chairperson of the Board of Directors, c/o Corporate Secretary.
For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, stockholders may send such communication to the attention of the individual director via email to corporate.secretary@karman-sd.com or via U.S. Mail or Expedited Delivery Service to Karman Holdings Inc., 5351 Argosy Avenue Huntington Beach, CA 92649, Attn: Name of Individual Director.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chairperson of our Board in his or her capacity as a representative of our Board, at the address specified by each such director and the Chairperson of our Board. Our General Counsel will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of our company, or are deemed to be solicitations, advertisements, surveys, “junk” mail or mass mailings.
Corporate Governance Guidelines and Code of Conduct
Our Board has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our chief executive officer and chief financial and accounting officer. Our Code of Business Conduct and Ethics is available on our website. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2025, we have not granted any waivers from any provision of our code of conduct.
The full text of our corporate governance guidelines and Code of Business Conduct and Ethics is available on our website at https://investors.karman-sd.com under “Governance,” “Documents and Information,” and “Corporate Governance Guidelines,” and “Code of Business Conduct and Ethics”, respectively, and may also be obtained without charge by contacting our Corporate Secretary at Karman Holdings Inc., 5351 Argosy Avenue Huntington Beach, CA 92649, Attention: Corporate Secretary.

Karman Holdings Inc. 19 2026 Proxy Statement

Insider Trading Policy
Certain transactions in our securities (such as purchase, sale, put and call options, short sales and/or other dispositions of publicly traded securities) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. Our Board has adopted an insider trading policy that applies to all officers, directors, employees, as well as certain consultants and certain stockholders (and their family members) that are considered as “insiders.” This policy prohibits the trading in derivative Company securities (such as short sales, puts and calls) or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of Company securities. In addition, members of our Board and members of our executive leadership team, including our named executive officers, are prohibited from the use of our Company securities as collateral subject to margin calls, and the pledge of our Company securities as collateral for loans. A copy of our Insider Trading Policy and Policy Supplement was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Timing Policies and Practices Regarding Equity Awards
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on the grant dates for equity awards or for the purpose of affecting the value of executive compensation. Furthermore, we do not take material nonpublic information into account when determining the timing and terms of such equity awards. In 2025, we did not grant any new equity awards to our named executive officers.
Clawback Policy
The Company has adopted a clawback policy that provides for mandatory recovery of erroneously awarded incentive-based compensation received by certain former and current executive officers, including our named executive officers, in the event the Company is required to prepare an accounting restatement. Under the policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. A copy of the Policy for Recovery of Erroneously Awarded Compensation was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025

Karman Holdings Inc. 20 2026 Proxy Statement

Director Compensation
On February 4, 2025, our Board, upon the recommendation of our Compensation Committee, approved a new compensation policy that became effective in connection with our initial public offering (“IPO”) and is applicable to all non-employee directors. Under the policy for 2025, the compensation program for 2025 consisted of the following:
•	Annual Cash Retainer - $50,000
•	Annual Equity Award of Restricted Stock Units - $25,000
Given the timing of our IPO, we did not grant any equity awards to our non-employee directors during 2025. However, consistent with the compensation policy approved in connection with our IPO, the Board is expected to approve an annual equity award to each non-employee director (other than a non-employee director who was a representative of TCFIII Spaceco SPV LP (“Trive Capital”), who will receive a prorated equity award covering the period in which they were deemed independent from the Company) in the form of restricted stock units (“2025 Director RSUs”) valued at $25,000 (prorated for each of Messrs. Stinnett and Hamilton), which is intended to be the annual equity grant for 2025. The 2025 Director RSUs are expected to be granted in the second quarter of 2026 and will vest upon grant given that the grants were not made in 2025. Although this grant is intended to be compensation for 2025, because the grant will not be made until the second quarter of 2026, the award is not reflected in the Director Compensation Table below.
We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services for us in their capacities as directors.

Karman Holdings Inc. 21 2026 Proxy Statement

Director Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any cash compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the non-employee members of our Board in 2025 for their services as members of our Board. Members of our Board did not receive any cash compensation or equity-based compensation for their service on our Board during the fiscal year 2024.

Name[1]	Fee Earned in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
David Stinnett, Chairman[2]	$21,918	—	—	$21,918
Matthew Alty	$50,000	—	—	$50,000
John Hamilton[2]	$21,918	—	—	$21,918
Brian Raduenz	$50,000	—	—	$50,000
Stephen Twitty	$50,000	—	—	$50,000
Mary Petryszyn	$50,000	—	—	$50,000

(1)
While Mr. Koblinski, our Chief Executive Officer during 2025, is a member of our Board, his name does not appear in this table and his compensation for his services in 2025 is reported in the Summary Compensation Table and other sections of this Proxy Statement. In 2025, Mr. Koblinski did not receive any additional compensation in connection with his service on our Board.

(2)
Mr. Stinnett is a partner at Trive Capital and Mr. Hamilton was a Vice President at Trive Capital. Following the Secondary Offering (defined below) in July 2025, Messrs. Stinnett and Hamilton became independent members of the Board and earned a pro-rated fee for their Board service for 2025.

(3)	Our non-employee directors became eligible to receive cash retainer payments in connection with our IPO on February 14, 2025.
(4)
We did not grant any equity awards to our non-employee directors during 2025. See above for a discussion of the equity award grants approved in March 2026 to serve as compensation for services provided in 2025.

As of December 31, 2025 our non-employee directors did not hold any stock awards.

Karman Holdings Inc. 22 2026 Proxy Statement

Independent Registered
Public Accounting Firm
Baker Tilly US, LLP has served as our independent registered public accounting firm since June 2025. Moss Adams LLP had served as our independent registered public accounting firm from 2023 until Moss Adams LLP’s merger with Baker Tilly US, LLP in June 2025.
A representative of Baker Tilly US, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so chooses, and is also expected to be available to respond to appropriate questions from stockholders.
Pre-Approval Policies and Procedures
Our Audit Committee must pre-approve all audit and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company and its applicable subsidiaries by the independent auditor; provided, however, that the preapproval requirement is waived with respect to the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. As part of its review, our Audit Committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The authority to preapprove auditing and non-audit services may be delegated to one or more members of the Audit Committee, including the Audit Chair, who shall present all such preapproval decisions to the full Audit Committee for ratification at its first meeting following such decision. In 2025, our Audit Committee has pre-approved all services provided by our independent registered public accounting firm.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents the fees billed by Baker Tilly US, LLP and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2025 and 2024.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,435,518	$1,100,000
Audit-Related Fees(2)	$125,592	$404,339
Tax Fees(3)	$855,635	$309,190
All Other Fees	$—	$—
Total Fees	$3,416,745	$1,813,529

(1)
“Audit Fees” consist of fees billed for the professional services rendered to us for the audit of our annual consolidated financial statements, reviews of the quarterly financial statements during the periods, the issuance of consent and comfort letters in connection with registration statement filings, and all other services that are normally provided by the accounting firm in connection with statutory and regulatory filings and engagements.

(2)
“Audit-Related Fees” consist of fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statement.

(3)	“Tax Fees” consist of fees for professional services provided for tax advice and tax planning.

Karman Holdings Inc. 23 2026 Proxy Statement

Report of the Audit Committee
of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The Audit Committee has also reviewed and discussed with Baker Tilly, US LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from Baker Tilly, US LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Baker Tilly, US LLP its independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and be filed with the SEC.
Members of the Audit Committee:
Brian Raduenz (Chair)
John Hamilton
Stephen Twitty
Mary Petryszyn
The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this report shall be deemed to be incorporated by reference into any filing of Karman under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Karman specifically incorporates this report or a portion of it by reference.
Change in Certifying Accountant
As previously reported by the Company on the Current Report on Form 8-K dated June 4, 2025 and filed on June 6, 2025, the Company was notified that Moss Adams LLP, the Company’s independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. The combined audit practices operate as Baker Tilly US, LLP. In connection with the notification of the merger, Moss Adams LLP (“Moss Adams”) resigned as the auditors of the Company and the Audit Committee of the Board approved the appointment of Baker Tilly US, LLP, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.
The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the effective date of Moss Adams’s resignation, there were no (a) disagreements between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused Moss Adams to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the effective date of Moss Adam’s resignation, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of

Karman Holdings Inc. 24 2026 Proxy Statement

accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Moss Adams with a copy of the Current Report on Form 8-K disclosing this change prior to its filing with the SEC and requested that Moss Adams furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams letter to the SEC, dated June 9, 2025, was filed as Exhibit 16.1 to the Form 8-K dated June 4, 2025.

Karman Holdings Inc. 25 2026 Proxy Statement

Executive Officers
On March 12, 2026, the Company announced that it appointed Jonathan “Jon” Rambeau to serve as the Chief Executive Officer of the Company effective March 23, 2026, in connection with the retirement of Mr. Koblinski. Mr. Koblinski remains a member of our Board. The following table sets forth, for our executive officers, their ages and position held with us as of the date hereof:

Name	Age	Title
Jon Rambeau	53	Chief Executive Officer
Mike Willis	41	Chief Financial Officer
Jonathan Beaudoin	40	Chief Operating Officer

Jon Rambeau: Mr. Rambeau has served as the Chief Executive Officer of the Company since March 23, 2026. Prior to joining the Company, he served as the President of the Communications & Spectrum Dominance segment at L3Harris Technologies (“L3Harris”) (publicly traded technology company, defense contractor and information technology services provider) since January 2026. Mr. Rambeau joined L3Harris in 2022 and previously served as President of the Integrated Mission Systems segment comprised of air special missions, sensor systems, autonomy and maritime solutions.
Before joining L3Harris, Mr. Rambeau held various leadership roles across business and program management, technology, engineering and operations during 26 years with Lockheed Martin, including as Vice President and General Manager of Integrated Warfare Systems and Sensors, where he led missile defense, radar, shipbuilding, directed energy and combat system integration programs; Vice President of C6ISR, where he managed undersea, cyber, electronic warfare and command and control capability delivery; Vice President and General Manager of Training and Logistics Solutions, where he integrated training and sustainment solutions with platforms; and Vice President of F-35 International Programs, where he successfully delivered the first international aircraft to the United Kingdom and expanded the program into key markets.
Mr. Rambeau holds a Bachelor of Science degree in mechanical engineering from Drexel University and a Master of Science in technology management from the Wharton School and the University of Pennsylvania’s College of Engineering and Applied Science.
Michael Willis: Mike Willis has served as the Chief Financial Officer of Karman since November of 2022. Mr. Willis has over 17 years of experience in finance and operations management. He is responsible for overseeing the organization’s financials activities, which includes maintaining a strong control environment and the development of streamlined financial reporting and forecasts to support future growth. Mr. Willis possesses domestic and international finance experience in Aerospace, Automotive and Energy segments.
Prior to joining Karman, Mr. Willis previously served as the Director of Finance of Precision Castparts Corp within the Forgings Division, from 2017 until 2022 where he was responsible for 14 businesses across five countries.
Mr. Willis is a Certified Management Accountant (CMA) and received his Masters of Business Administration from Pennsylvania State University. Additionally, Mr. Willis received his Bachelor of Science in Business Administration—Finance from the University of Oregon.
Jonathan Beaudoin: Jonathan Beaudoin has served as the Chief Operating Officer of Karman since July 2024. Mr. Beaudoin has over 18 years of experience in business operations, engineering, program management and production of integrated solutions including launch systems, energetic separation devices, shrouds and hypersonic systems. His leadership and strategic vision have been instrumental in the development and application of new capabilities and technologies on Karman flagship programs. Mr. Beaudoin progressed professionally through a series of key leadership roles at Karman including Regional President from 2021 to 2024, Vice

Karman Holdings Inc. 26 2026 Proxy Statement

President of Engineering from 2019 to 2021, Director of Missiles and Space Systems from 2016 to 2019 and Engineering IPT Lead from 2012 to 2016. Prior to joining Karman, Mr. Beaudoin previously served as a Stress Analyst at Boeing from 2006 to 2008, where he worked on the P-8A Poseidon.
Mr. Beaudoin received a Master of Science in Aerospace Engineering from University of Washington in 2014. Additionally, Mr. Beaudoin received a Bachelor of Science in Aeronautical & Astronautical Engineering from the University of Washington in 2006.
Executive Compensation
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers (“NEOs”) for the fiscal year ended December 31, 2025 is detailed in the 2025 Summary Compensation Table and accompanying footnotes and narrative that follow. Our NEOs for the fiscal year ended December 31, 2025 were:
•	Tony Koblinski, Chief Executive Officer;
•	Michael Willis, Chief Financial Officer; and
•	Jonathan Beaudoin, Chief Operating Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Tony Koblinski, Chief Executive Officer	2025	400,000	—	—	—	400,000	78,877	814,077
	2024	400,000	—	—	1,126,411	475,000	75,108	2,076,519
	2023	400,000	—	120,960	—	550,000	69,243	1,140,203
Michael Willis, Chief Financial Officer	2025	375,000	—	—	—	270,000	13,096	663,096
	2024	350,000	—	—	—	200,000	9,008	559,008
	2023	320,000	50,000	778,108	—	225,000	3,509	1,376,617
Jonathan Beaudoin, Chief Operating Officer	2025	375,000	—	—	—	400,000	15,316	790,316
	2024	341,194	—	—	—	225,000	13,562	579,756
	2023	300,000	—	24,192	—	230,000	12,000	566,192

(1)
The amount reported for Mr. Willis in this column represents the last installment of his sign-on bonus of $50,000 that was paid to him in April 2023. For a discussion of Mr. Willis’ sign-on bonus, please see “ —Narrative to Summary Compensation Table—Executive Offer Letters” below.

(2)
For 2025, the amounts reported in this column represent the bonuses earned with respect to the year ended December 31, 2025 by each NEO pursuant to our annual bonus program for executives. These amounts were paid in February 2026. For additional information, please see “—Narrative to Summary Compensation Table—Annual Bonus Program - 2025” below.

Karman Holdings Inc. 27 2026 Proxy Statement

(3)	For 2025, the amounts reported in this column represent the following:

Category	Tony Koblinski	Michael Willis	Jonathan Beaudoin
Company 401(k) Plan Matching Contribution	14,077	13,096	15,316
Home Rental Stipend	$5,400/month ($64,800 annually)	—	—

Narrative to Summary Compensation Table
Note Regarding Non-GAAP Supplemental Financial Measures
The Narrative to Summary Compensation Table contains references to the Company’s adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this narrative as performance targets under the Company’s 2025 annual incentive plan and performance-based restricted share units. Attached as Appendix A to this proxy statement is a reconciliation of the Company’s Adjusted EBITDA with the Company’s net income (the most directly comparable GAAP financial measure), as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
Executive Offer Letters
Certain of the compensation paid to our NEOs reflected in the Summary Compensation Table was provided pursuant to offer letters with us or one of our subsidiaries, which are summarized below. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control under arrangements with each of our NEOs, please see “—Potential Payments Upon Termination or Change in Control” below.
Each of Messrs. Koblinski and Willis was/is party to an offer letter with us memorializing the terms of his respective employment with the Company. Pursuant to their offer letters, Mr. Koblinski was entitled to an annual base salary of $400,000 and Mr. Willis is entitled to an annual salary of $320,000 (which was increased to $350,000 and $375,000 effective as of January 1, 2024 and June 1, 2025, respectively). Each of Messrs. Koblinski and Willis were/are eligible to earn performance-based bonuses based on their individual performance as well as our achievement of certain metrics set forth in the annual budget, subject to their continued employment through the date such bonuses are paid. Mr. Koblinski’s offer letter provided for a target performance-based bonus equal to 100% of his annual base salary and Mr. Willis’ offer letter provides for a target performance-based bonus equal to 50% of his annual base salary (which was increased to 75% on June 1, 2025). For a discussion of our annual bonus program, please see “—Annual Bonus Program” below. Mr. Willis also received a sign-on bonus of $150,000 in connection with the commencement of his employment in November 2022, $100,000 of which was paid in 2022 and $50,000 of which was paid in April 2023.
Mr. Beaudoin is party to an offer letter with Systima Technologies, Inc. memorializing the terms of his initial employment in 2008. For 2023, Mr. Beaudoin received a base salary of $300,000 (which was increased to $325,000 effective as of January 1, 2024 and then, in connection with his promotion to Chief Operating Officer effective July 22, 2024, to $361,000, and then to $375,000 on June 1, 2025) and was eligible to earn a performance-based bonus equal to 50% of his annual base salary (which was increased to 75% on June 1, 2025) based on his individual performance as well as our achievement of certain metrics set forth in the annual budget, subject to his continued employment through the day such bonuses are paid.
Each of Messrs. Koblinski and Willis’ offer letters provides that during the term of employment, the executive will not engage or participate in any business that competes in any manner with the business of the Company or attempt to call on, solicit, or take away from the Company any of the Company’s employees or customers. Mr. Beaudoin is party to a Confidentiality Agreement with Systima Technologies, Inc., which includes an intellectual property assignment provision and provides that the executive may not

Karman Holdings Inc. 28 2026 Proxy Statement

use, publish or disclose intellectual property during the term of employment or for a period of 12 months thereafter, or copy, disclose, disseminate, transfer or otherwise convey confidential information during the term of employment or for a period of 24 months thereafter.
Our NEOs are also entitled to participate in our employee benefit plans and fringe benefit and welfare benefit programs that are generally available to other employees.
Annual Bonus Program - 2025
Our NEOs are eligible to earn annual bonuses based on their individual performance as well as our achievement of certain metrics set forth in the annual budget approved by our Board. Each year the Company establishes a bonus pool for our leadership team which, for 2025, was funded based on our achieving Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $140,000,000. If the Adjusted EBITDA target is achieved, a bonus pool is funded with an amount equal to the aggregate target bonuses for the leadership team eligible to earn annual bonuses under the annual bonus program plus an additional 20% of actual Adjusted EBITDA achieved over the target Adjusted EBITDA. Failure to meet the operating objective would have reduced the funding of the executive bonus pool. If our Adjusted EBITDA does not reach at least a threshold level, then the bonus pool will not be funded, and the NEOs would not be entitled to any payout, regardless of his or her individual performance. The Company achieved Adjusted EBITDA of approximately $145,000,000 resulting in an additional funding of approximately $3,400,000 for the bonus pool, which resulted in payments earned under our annual bonus program as set forth above under the heading “Summary Compensation Table,” which were paid in February 2026 based upon: (i) the NEO’s target bonus; (ii) the NEO’s proportionate share of the overall bonus pool for the additional funding; and (iii) the NEO’s performance.
Long-Term Incentives
Prior to the IPO, we granted each of our NEOs Incentive Units intended to constitute “profits interests” for federal income tax purposes pursuant to the Amended and Restated Limited Liability Company Agreement of Spaceco Management Equity LLC, dated as of July 29, 2022, as may be amended, restated, and/other otherwise modified and in effect from time to time (the “Spaceco Management Operating Agreement”) and the individual award agreements between Spaceco Management Equity LLC and each of the NEOs evidencing such grants. All unvested Incentive Units accelerated and vested in full immediately prior to the consummation of the IPO and such vested Incentive Units were exchanged for shares of the Company’s common stock.
In order to incentivize our employees following the completion of our IPO, our Board adopted, and our stockholders approved, the Karman Holdings Inc. 2025 Stock Incentive Plan on February 12, 2025 (the “Incentive Plan”). The purpose of the Incentive Plan is to assist the Company in attracting, retaining, motivating and rewarding certain employees, officers, directors and consultants of the Company. Our NEOs are eligible to participate in the Incentive Plan. The Incentive Plan provides for the grant of options and stock bonuses.
Long-Term Incentives – 2025
As a result of the timing of our IPO, no long-term incentive awards were granted in 2025; however, the Board is expected to approve awards under the Incentive Plan consisting of 70% performance-based restricted stock units (PRSUs) and 30% time-based restricted stock units (RSUs) to our NEOs, which is intended to be the annual equity grant for 2025. These awards are expected to be granted in the second quarter of 2026. The target long-term incentive opportunity for each of Messrs. Willis and Beaudoin is 75% of their respective base salaries. Given the timing of Mr. Koblinski’s retirement, he will not be granted an equity award in 2026.
Although these awards are intended to be compensation for 2025, given that the awards will not be granted until the second quarter of 2026, the awards are not reflected in the Summary Compensation Table for 2025.

Karman Holdings Inc. 29 2026 Proxy Statement

Time-Based RSUs
The 2025 RSUs are expected to be granted in the second quarter of 2026 under the Incentive Plan and generally vest in three, equal annual installments subject to an executive’s continued employment through the applicable vesting date.
Performance-Based RSUs
The 2025 PRSUs are expected to be granted in the second quarter of 2026 under the Incentive Plan and vest and settle in Company common stock at the end of the three-year performance period beginning January 1, 2025, generally subject to the executive’s continued employment through the applicable vesting date and the Company’s achievement of pre-established performance goals. The PRSUs can be earned at 150% of target based upon the following metrics: (i) Pro Forma Revenue CAGR; (ii) Pro Forma EBITDA CAGR; and (iii) Pro Forma Total Shareholder Return (“TSR”), each of which will have equal weighting.
Retirement Plans
We sponsor retirement plans intended to qualify for favorable tax treatment under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of our employees, including our NEOs. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and, participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. During 2025, 2024 and 2023, we made fully vested “safe harbor” employer matching contributions on behalf of all eligible participating employees equal to 100% of salary deferrals up to 4% of compensation.
Outstanding Equity Awards at 2025 Fiscal Year-End
In connection with the IPO, all outstanding Incentive Units held by our NEOs accelerated and vested in full immediately prior to the consummation of the IPO and the vested Incentive Units were exchanged for common stock. No new equity grants were made to our NEOs during the year ended December 31, 2025. Accordingly, as of December 31, 2025 there were no outstanding equity awards held by our NEOs. See “—Narrative to Summary Compensation Table—Long-Term Incentives” for a discussion of the awards that are expected to be granted in the second quarter of 2026.
Emerging Growth Company Status
As an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS Act”), we are currently exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Employment, Severance and Change of Control Arrangements
Severance Benefits
As of December 31, 2025, pursuant to his offer letter, if Mr. Koblinski’s employment was terminated by us without “cause” (as such term is defined in his offer letter), or if Mr. Koblinski leaves his employment with us as a result of our material breach of his offer letter (provided that Mr. Koblinski has provided 30 days’ written notice of such breach and we have had the opportunity, but failed, to cure such breach), we would provide Mr. Koblinski with severance pay equivalent to six months of his base salary and benefits,

Karman Holdings Inc. 30 2026 Proxy Statement

either, at our election, (i) in a single lump sum within ten business days after his release of claims becomes effective or (ii) over a six-month period on our regular payroll dates. Payment of severance is conditioned on Mr. Koblinski’s execution, delivery and non-revocation of a release of claims against us in a form reasonably satisfactory to us. Mr. Koblinski retired on March 23, 2026 and therefore was not entitled to any payments under his offer letter.
Other than as set forth above, we did not offer or have in place with our other NEOs any formal retirement or similar compensation arrangements providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of December 31, 2025. The Company maintains an informal practice of paying severance to executives based on their tenure at the time of termination.
Treatment of Equity Awards
In connection with the IPO, all unvested Incentive Units accelerated and vested in full immediately prior to the consummation of the IPO and such vested Incentive Units were exchanged for shares of the Company’s common stock.
Phantom Units
Mr. Koblinski was party to a transaction bonus agreement with Karman LLC (defined below), dated as of September 23, 2024, pursuant to which Karman LLC granted Phantom Units to Mr. Koblinski. The Phantom Units represented the right to receive a cash payment upon the occurrence of an event that would result in a distribution (other than a tax distribution) to a holder of vested Class P Units in respect of such units under the LLC Agreement, which included the IPO. Upon closing of the IPO, Mr. Koblinski received a cash bonus equal to $5,257,462 in respect of his Phantom Units and, upon receipt of such payment, the Phantom Units automatically terminated. No additional phantom units remain outstanding.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our NEOs is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Securities Authorized for Issuance Under Equity Compensation Plans
The 2025 Stock Incentive Plan (the “Incentive Plan”) was adopted by our Board and approved by our stockholders on February 12, 2025. The Incentive Plan became effective immediately upon adoption, although no awards were made under the Incentive Plan as of December 31, 2025.
The total number of shares of our common stock available for issuance pursuant to awards under the Incentive Plan is 11,493,500. The total number of shares of our common stock that may be issued in respect of incentive share options is 34,480,500 shares.

Karman Holdings Inc. 31 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of March 13, 2026, by the following individuals or groups:
•	Each of our directors;
•	Each of our NEOs;
•	All of our directors and executive officers as a group; and
•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
The percentage ownership information shown in the table is based upon 132,526,299 shares of common stock outstanding as of March 13, 2026. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 12, 2026, which is 60 days after March 13, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Karman Holdings Inc., 5351 Argosy Ave, Huntington Beach, CA 92649.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
5 % Stockholders:
The Vanguard Group(1)	9,342,230	7.05

(1)
The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. Vanguard has shared voting power over 580,575 shares and shared dispositive power over 9,342,230 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on January 30, 2026, as updated for shares outstanding as of March 13, 2026.

Karman Holdings Inc. 32 2026 Proxy Statement

	Shares Beneficially Owned
Named Executive Officers and Directors:	Shares	%
Jonathan Rambeau	—	*
Tony Koblinski(1)	2,315,826	1.75%
Michael Willis(2)	859,709	*
Jonathan Beaudoin	666,861	*
David Stinnett	3,501,433	2.64%
Matthew Alty	—	*
John Hamilton	54,796	*
Brian Raduenz(3)	254,105	*
Stephen Twitty	—	*
Mary Petryszyn	—	*
All executive officers and directors as a group (10 individuals)	7,652,730	5.77%

*	Represents less than 1.0% of outstanding shares.
(1)	2,315,826 shares are directly held by Tandem Trust u/t/a dated July 27, 2024, of which Tony Koblinski is the primary beneficiary.
(2)	Shares reported herein are directly held by Sundowner Trust u/t/a dated November 11, 2024, of which Mike Willis is the primary beneficiary.
(3)	Shares reported herein are directly held by RadzWest Capital LLC, of which Brian Raduenz is Chief Executive Officer. Shares reported herein are pledged as collateral for a margin loan.

Karman Holdings Inc. 33 2026 Proxy Statement

Certain Relationships and Related
Person Transactions
The following includes a summary of transactions since January 1, 2024 and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, arrangements of which are described under the sections titled “Executive Compensation” and “Director Compensation.”
Corporate Conversion
We previously operated as a Delaware limited liability company under the name TCFIII Spaceco Holdings LLC (“Karman LLC”). In connection with the IPO, we converted to a Delaware corporation and changed our name to Karman Holdings Inc. In the conversion, all of our outstanding equity interests converted into shares of common stock (the “Corporate Conversion”).
Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers in February of 2025.
Karman LLC Agreement
Pursuant to the Third Amendment and Restated Limited Liability Company Agreement of Karman LLC, dated June 25, 2021 (the “LLC Agreement”), the members of Karman LLC, including each of our listed executive officers, received shares of our common stock in accordance with the waterfall provisions of the LLC Agreement, which resulted in our listed executive officers owning the following number of shares: Mr. Koblinski: 2,865,826; Mr. Willis: 1,074,709; and Mr. Beaudoin: 820,861 shares. The LLC Agreement terminated upon the Corporate Conversion, except for certain limited provisions that survive in accordance with their terms, including a lock-up restriction that restricted transfers of our common stock by the former members of Karman LLC for a period of up to 365 days following the completion of our IPO, unless otherwise waived in writing by our Board.
Stockholders Agreement
In connection with the IPO, we entered into a stockholders agreement with Trive Capital and certain of its affiliated funds (the “Stockholders Agreement”) and our certificate of incorporation became effective. The Stockholders Agreement provided that at each annual meeting of our stockholders (and in connection with any election by written consent or special meeting for the election of directors) for which Trive Capital has nominated individual(s) for election to our Board, (i) we will include each such nominee as a nominee for election as a director, (ii) we will use all reasonable best efforts to cause the election as a director of each such nominee including, to the fullest extent permitted by applicable law, soliciting proxies in favor of the election of such nominee and (iii) we will take all action within our power to cause each such nominee to be included as a nominee recommended by our Board to our stockholders for election as a director, unless our Board determines that making such recommendation would be inconsistent with the directors’ fiduciary duties under applicable law. The Stockholders Agreement and our certificate of incorporation granted TCFIII Spaceco SPV LP (the “Trive Stockholder”) the right to nominate for election to our Board no fewer than that number of directors that would constitute: (a) a majority of the total number of directors so long as the Trive Stockholder and Trive Capital collectively beneficially owned at least 40% of the then-outstanding capital stock of the Company; (b) 40% of the total number of directors so

Karman Holdings Inc. 34 2026 Proxy Statement

long as the Trive Stockholder and Trive Capital collectively beneficially owned at least 30% but less than 40% of the then-outstanding capital stock of the Company; (c) 30% of the total number of directors so long as the Trive Stockholder and Trive Capital collectively beneficially owned at least 20% but less than 30% of the then- outstanding capital stock of the Company; (d) 20% of the total number of directors so long as the Trive Stockholder and Trive Capital collectively beneficially owned at least 10% but less than 20% of the then-outstanding capital stock of the Company; and (e) 10% of the total number of directors so long as the Trive Stockholder and Trive Capital collectively beneficially own at least 5% but less than 10% of the then-outstanding capital stock of the Company. With respect to the directors that the Trive Stockholder was entitled to nominate pursuant to the immediately preceding sentence, for purposes of calculating the number of such directors, any fractional amounts shall automatically be rounded up to the nearest whole number, e.g., 1.25 directors shall equate to 2 directors. Unless otherwise agreed by the Trive Stockholder, for so long as the Trive Stockholder retained the right to nominate a person to our Board, each committee of the Board will include at least one of the director candidates designated by the Trive Stockholder, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules or where the sole purpose of such committee is to address actual or potential conflicts of interest between us and Trive Capital. In the event that (i) a vacancy is created at any time by the death, resignation, removal (with or without cause) or by any other cause of a Trive Stockholder nominee and (ii) the number of directors nominated by the Trive Stockholder is less than the number that the Trive Capital is entitled to nominate under our certificate of incorporation or the stockholders agreement, then such vacancy may be filled only by the Trive Stockholder unless otherwise agreed by the Trive Stockholder. In connection with the Secondary Offering (defined below), the Trive Stockholder terminated its governance and other rights under the Stockholders Agreement.
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement with Trive Capital and certain of its affiliated funds (the “RRA”), pursuant to which we grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, including the restrictions in the lock-up agreements entered into by Trive Capital in connection with the IPO, “demand rights” that will require us to register under the Securities Act shares of common stock. In addition, at any time that we propose to register any of our securities under the Securities Act (subject to certain exceptions, including for registrations relating to employee benefit plans or to shares to be sold under Rule 145 or a similar provision under the Securities Act), Trive is entitled to certain “piggyback” registration rights allowing it to include its registrable securities in such registration. These demand and piggyback registration rights are subject to customary restrictions such as limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. We will pay all registration expenses, including the legal fees of counsel selected by Trive, under the RRA. The RRA also contains customary indemnification and contribution provisions.
On July 21, 2025, pursuant to the terms of the RRA, we filed a resale Registration Statement on Form S-1 (File No.333-288809) (the “Registration Statement”), which was declared effective by the SEC on July 23, 2025, registering up to 20,000,000 shares of common stock for resale by the existing shareholders and then on July 23, 2025 filed an additional Registration Statement on Form S-1, increasing the aggregate number of shares of common stock offered by the selling stockholders set forth in the Registration Statement by 1,150,000 shares for a total of 21,150,000 shares of common stock for resale by the existing shareholders of the Company who were parties to the RRA (the “Secondary Offering”). On July 25, 2025, TCFIII Spaceco SPV LP (“Spaceco”) sold or distributed in-kind to Trive Capital Fund III LP (“Trive Fund III”) and Trive Capital Fund III-A (“Trive Fund III-A”) all common shares of the Company held by that entity. Trive Fund III and Trive Fund III-A each then effected a distribution in-kind of such common stock to its partners.

Karman Holdings Inc. 35 2026 Proxy Statement

Lock-Up Agreements
IPO Lock-up
Our executive officers, directors, and holders of substantially all of our capital stock and securities convertible into our capital stock outstanding prior to the IPO, signed lock-up agreements with the underwriters in the IPO that, subject to certain customary exceptions, restrict the sale of the shares of our common stock and certain other securities held by them for 180 days following the IPO, which ended on August 11, 2025. In addition, the operating agreement of our predecessor, Karman LLC, contains a lock-up provision restricting individuals who received shares of our common stock as a result of our conversion to a Delaware corporation from transferring our common stock for a period of up to 365 days following the completion of the IPO, which ended February 11, 2026, unless otherwise waived in writing by our Board.
Secondary Offering Lock-up
In connection with the Secondary Offering, our directors, executive officers, and certain stockholders agreed, subject to certain limited exceptions, not to sell, dispose of, or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, without, in each case, the prior written consent of Citigroup Global Markets Inc. and Evercore Group L.L.C. for a period beginning on the July 21, 2025 and ending on October 19, 2025, except with the prior written consent of such underwriters.
Trive LP Distribution and Extended Lock-up
Concurrent with the consummation of the Secondary Offering, Trive Capital, who was our largest stockholder and beneficial owner of 56.0% of our outstanding common stock prior to the Secondary Offering (through its vehicle TCFIII Spaceco SPV LP), effectuated a pro rata distribution-in-kind to its limited partners for no consideration, consisting of all shares of common stock held by TCFIII Spaceco SPV LP that were not sold in the Secondary Offering (the “Trive LP Distribution”).
In connection with the Trive LP Distribution, (i) certain senior principals of Trive Capital are bound by a new lock-up restriction that, subject to certain customary exceptions, restricts the sale of 25% of such distributed shares for 360 days following the Secondary Offering and 75% of such distributed shares for 720 days following the Secondary Offering; (ii) certain other Trive Capital personnel are bound by a new lock-up restriction that, subject to certain customary exceptions, restricts the sale of such distributed shares for 360 days following the Secondary Offering; and (iii) certain other distributees and TCFIII Spaceco SPV LP (to the extent any shares are retained by TCFIII Spaceco SPV LP) are bound by a new lock-up restriction that, subject to certain customary exceptions, restricts the sale of such distributed shares for 360 days following the Secondary Offering. Such restrictions cannot be waived, in each case, without the prior written consent of Citigroup Global Markets Inc. and Evercore Group L.L.C.
Related Persons Transaction Policy
We have adopted formal written procedures for the review, approval or ratification of transactions with related persons, or the Related Persons Transaction Policy. The Related Persons Transaction Policy provides that the audit committee of our Board is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) that are brought to the audit committee’s attention.

Karman Holdings Inc. 36 2026 Proxy Statement

Notwithstanding the foregoing, the following types of transactions or series of transactions over the course of the year are deemed not to create or involve a direct or indirect material interest on the part of the related person and will not be reviewed, nor will they require approval, under the policy:
•	Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000.
•	Transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction.
•
Transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction.

•
Transactions in which the related person’s interest derives solely from his or her service as a director or trustee (or similar position) of a not-for-profit organization or charity that receives donations from the Company, if any.

•
Compensation arrangements of any “named executive officer” reported in the Company’s proxy statement under Item 402 of Regulation S-K (“Regulation S-K”) promulgated under the Exchange Act and compensation arrangements of other executive officers (other than an individual who is an immediate family member of a related person) that have been approved by the Company’s Compensation Committee and would have been reported under Item 402 of Regulation S-K had such executive officer been a named executive officer.

•	Director compensation arrangements that have been approved by the Board and have been reported in the Company’s proxy statement under Item 402(k) of Regulation S-K.
•
Transactions with an entity and its affiliates that is considered a related person solely because the entity has reported beneficial ownership of more than five percent of the Company’s common stock on a Schedule 13G if the entity is a bank, broker or dealer, insurance company, investment advisor, investment company, or other entity that qualifies to report its ownership on Schedule 13G pursuant to Rule 13d-1(b) of the Exchange Act, provided that such transaction is (i) in the ordinary course of business of each of the parties and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates.

•	Such other exceptions as may be set forth in Item 402(a) of Regulation S-K.
This policy became effective upon the effectiveness of our certificate of incorporation in connection with the IPO, and as a result, certain of the transactions entered into prior to that date, including the transactions described under “Certain Relationships and Related Party Transactions” were not reviewed under the policy.

Karman Holdings Inc. 37 2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2025, except that, due to a administrative error, on August 1, 2025, Messrs. Hamilton and Stinnett each filed a late Form 4 relating to the disposition of their shares of common stock in connection with the Secondary Offering on July 25, 2025.

Karman Holdings Inc. 38 2026 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Karman and some brokers household proxy materials, delivering a single copy of the Proxy Statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or Karman that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or Karman if holding registered shares. Karman will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.
To request householding, stockholders should notify their broker or Karman. Requests to Karman should be addressed to the Corporate Secretary of Karman Holdings Inc 5351 Argosy Ave, Huntington Beach, CA 92649, Attention: Corporate Secretary or may be made by calling Karman at (714) 898-9951:
•	to receive a separate copy of the Annual Report and Proxy Statement for this meeting;
•	to receive separate copies of those materials for future meetings; or
•	if stockholders sharing an address wish to request delivery of a single copy of the Annual Report and Proxy Statement if now receiving multiple copies of such materials.
Other Matters
As of the date of this Proxy Statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
Annual Report
We have filed the 2025 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and the 2025 Annual Report at https://investors.karman-sd.com/financials/sec-filings. A copy of the 2025 Annual Report is also available without charge upon written request to us at corporate.secretary@karman-sd.com or Karman Holdings Inc 5351 Argosy Ave, Huntington Beach, CA 92649, Attention: Corporate Secretary.
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. With the exception of historical matters, certain other matters discussed in this Proxy Statement are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve substantial risks and uncertainties that could cause actual results to differ materially from results expressed in or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this Proxy Statement, including statements regarding our strategy, outlook, plans, intentions, or goals, including corporate governance and compensation strategies, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “seeks,” “plans,” “anticipates,” “assumes,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “future,” ”foreseeable” or

Karman Holdings Inc. 39 2026 Proxy Statement

the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. Any forward-looking statement made by us in this Proxy Statement is based only on management’s current beliefs and our current expectations and projections about future events and trends and speaks only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Karman Holdings Inc. 40 2026 Proxy Statement

Appendix A
Non-GAAP Financial Measures
We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain Management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.
We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.
We define these non-GAAP financial measures as:
EBITDA/Adjusted EBITDA - We define EBITDA as our net income before income taxes, depreciation and amortization and interest expense. Adjusted EBITDA refers to EBITDA plus, as applicable for each period any non-cash share-based compensation expenses. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity wide re-branding initiatives or acquisition integration costs. Adjusted EBITDA excludes the costs associated with lender and administrative agent fees associated with discrete amendments, as these are not directly related to the operations of the business and are non-recurring. Lastly, management excludes other non-recurring costs, including gains or losses from disposition of assets, non-cash impairment losses, and non-recurring transaction related expenses.
Adjusted EBITDA is used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA is driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently. The reconciliation of EBITDA and Adjusted EBITDA to net income is provided below:

Karman Holdings Inc. A-1 2026 Proxy Statement

EBITDA and Adjusted EBITDA Reconciliation:

Year Ended December 31, 2025
Net income	$17,366
Income tax provision	15,156
Depreciation and amortization(1)	42,737
Interest expense, net	44,567
EBITDA	119,826
Transaction related expenses(2)	12,741
Integration expenses and non-recurring restructuring costs(3)	2,279
Lender and administrative agent fees(4)	1,572
Share-based Compensation(5)	8,084
Other non-recurring costs(6)	800
Adjusted EBITDA	$145,302

(1)	Depreciation and amortization expense includes $11.3 million of allocated depreciation and amortization from cost of goods sold for the year ended December 31, 2025.
(2)
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. Additionally, the Company incurred certain professional service fees related to its IPO that did not meet the requirements to be deferred issuance costs, these costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance.

(3)
Includes company-wide system implementation expenses and Company re-branding costs and compliance efforts. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.

(4)
Reflects non-recurring lender fees associated with discrete amendments to the Company’s credit agreement, separate from ongoing administrative fees and are not indicative of ongoing business operations.

(5)
Reflects share-based compensation expenses associated with the Company’s P Units and Phantom Units. These Units were fully vested in connection with the completion of the Company’s IPO in February 2025.

(6)	Other non-recurring costs for the year ended December 31, 2025 include estimated legal settlements and related professional fees that are non-recurring and do not reflect ongoing business operations.
Although we use EBITDA and Adjusted EBITDA as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA and Adjusted EBITDA;

•	EBITDA and Adjusted EBITDA exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions;
•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•	EBITDA and Adjusted EBITDA do not include the payment of taxes, which is a necessary element of our operations.

Karman Holdings Inc. A-2 2026 Proxy Statement

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA and Adjusted EBITDA in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income/(loss) or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA may not be comparable to the calculations of similarly titled measures reported by other companies.

Karman Holdings Inc. A-3 2026 Proxy Statement

KARMAN HOLDINGS INC.
ATTN: CORPORATE SECRETARY
KARMAN HOLDINGS INC.
5351 ARGOSY AVENUE
HUNTINGTON BEACH, CA 92649

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KRMN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90488-P48506

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KARMAN HOLDINGS INC.

The Board of Directors recommends you vote FOR all of the listed nominees in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mary Petryszyn
02) Stephen Twitty

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V90489-P48506

KARMAN HOLDINGS INC.

ANNUAL MEETING OF STOCKHOLDERS

April 29, 2026 9:00 AM PT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jon Rambeau, Mike Willis, Susan Bridgman and Katherine Vuyk, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Karman Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time, on April 29, 2026, via live webcast at www.virtualshareholdermeeting.com/KRMN2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE